UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 20, 2008

Date of Report (Date of earliest event reported)

AMGEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12477	95-3540776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer of Identification Number)

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA	91320-1799
(Address of Principal Executive Offices)	(Zip Code)

805-447-1000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 20, 2008, Amgen Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with the several underwriters named therein, for whom Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated have acted as the representatives (collectively, the “Underwriters”), for the issuance and sale by the Company of $500,000,000 aggregate principal amount of its 6.15% Senior Notes due 2018 (the “2018 Notes”) and $500,000,000 aggregate principal amount of its 6.90% Senior Notes due 2038 (the “2038 Notes” and, together with the 2018 Notes, the “Notes”). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Pursuant to the Underwriting Agreement, on May 23, 2008, the Company issued and sold $1.0 billion aggregate principal amount of the Notes. The Notes are registered under an effective Registration Statement on Form S-3 (Registration No. 333-150290) and were issued pursuant to an indenture, dated as of August 4, 2003 (the “Indenture”), between the Company and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.) as trustee (the “Trustee”), and an officers’ certificate dated as of May 23, 2008 (the “Officers’ Certificate”).

The net proceeds from the offering of approximately $990.9 million, after deducting underwriters’ discounts and estimated offering expenses of approximately $680 thousand payable by the Company, are being used towards the redemption of $1.0 billion of the Company’s outstanding Senior Floating Rate Notes due 2008.

The relevant terms of the Indenture and Officers’ Certificate are described in the section entitled “Description of Notes” of the prospectus supplement dated May 20, 2008, filed with the Securities and Exchange Commission (the “Commission”) by the Company on May 21, 2008 pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended (the “Prospectus Supplement”), and in the section entitled “Description of Debt Securities” of the base prospectus dated April 17, 2008, included in the registration statement on Form S-3 under the Securities Act of 1933, as amended, filed with the Commission on April 17, 2008 (Registration No. 333-150290). A copy of the Indenture is set forth in Exhibit 4.1 of the Company’s Registration Statement on Form S-3 (No. 333-107639), filed on August 4, 2003, and is incorporated herein by reference. A copy of the Officers’ Certificate (including forms of the Notes) is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The descriptions of the Indenture, the Officers’ Certificate and the Notes in this report are summaries and are qualified in their entirety by the terms of the Indenture, the Officers’ Certificate and the Notes, respectively.

The 2018 Notes will bear interest at a rate of 6.15% per annum and the 2038 Notes will bear interest at a rate of 6.90% per annum, which, in each case, shall be payable semi-annually in arrears on each June 1 and December 1, beginning December 1, 2008. The 2018 Notes and the 2038 Notes will mature on June 1, 2018 and June 1, 2038, respectively.

In the event of a change in control triggering event as defined in the Officers’ Certificate attached hereto as Exhibit 4.2, the holders of the Notes may require the Company to purchase for cash all or a portion of their Notes at a purchase price equal to 101% of the principal amount of Notes, plus accrued and unpaid interest, if any.

The Notes will rank equal in right of payment to all of the Company’s other existing and future senior unsecured indebtedness, including indebtedness under its senior credit facility, its 4.00% Senior Notes due 2009, its 4.85% Senior Notes due 2014, its 0.125% Convertible Senior Notes due 2011, its 0.375% Convertible Senior Notes due 2013, its Senior Floating Rate Notes due 2008, its 5.85% Senior Notes due 2017 and its 6.375% Senior Notes due 2037. The Notes will rank senior in right of payment to all of the Company’s existing and future subordinated indebtedness and effectively subordinated in right of payment to all of its subsidiaries’ obligations (including secured and unsecured obligations) and subordinated in right of payment to its secured obligations, to the extent of the assets securing such obligations.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 pertaining to the Notes are hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Document Description

1.1	Underwriting Agreement, dated May 20, 2008, by and among the Company and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of August 4, 2003, between the Company and JPMorgan Chase Bank, N.A., as trustee. (1)

4.2	Officers’ Certificate of Amgen Inc., dated as of May 23, 2008, including forms of the Company’s 6.15% Senior Notes due 2018 and 6.90% Senior Notes due 2038.

5.1	Opinion of Latham & Watkins LLP, dated May 23, 2008.

(1)	Filed as an exhibit to Form S-3 Registration Statement, dated August 4, 2003, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: May 23, 2008	By:	/s/ ROBERT A. BRADWAY
	Name:	Robert A. Bradway
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

1.1	Underwriting Agreement, dated May 20, 2008, by and among the Company and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of August 4, 2003, between the Company and JPMorgan Chase Bank, N.A., as trustee. (1)

4.2	Officers’ Certificate of Amgen Inc., dated as of May 23, 2008, including forms of the Company’s 6.15% Senior Notes due 2018 and 6.90% Senior Notes due 2038.

5.1	Opinion of Latham & Watkins LLP, dated May 23, 2008.

(1)	Filed as an exhibit to Form S-3 Registration Statement, dated August 4, 2003, and incorporated herein by reference.